PROSPECTUS Dated                                      Pricing Supplement No. 63
May 1, 2007                                           January 14, 2008





                           U.S. $9,815,000,000               Rule 424 (b)(3)
                                                          Registration Statement
                         FORD MOTOR CREDIT COMPANY LLC       No. 333-131062

                           FLOATING RATE DEMAND NOTES

                         - - - - - - - - - - - - - - -


                             Interest Rate Per Annum
                             - - - - - - - - - - - -


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
Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------     ---------------   ----------------
1/14/2008       4.63%             4.78%              4.93%
